Star Gold Corp. Secures $120,000 in Private Placement Financing

November 18, 2010

Star Gold Corp. (OTCBB:SRGZ) (“Star Gold” or the “Company”) announced today it has secured private placement financing, pursuant to Regulation S of the Securities Act of 1933, in the amount of $120,000. The placement consists of the sale of two hundred forty thousand (240,000) shares of common stock and warrants to purchase, prior to November 15, 2012, an additional 240,000 shares of common stock.  The securities sold pursuant to the private placement have not been registered with the Securities and Exchange Commission (“SEC”).  Because the private placement was conducted pursuant to Regulation S, the securities may not be resold except upon registration with the SEC and/or in compliance with Regulation S or pursuant to another applicable exemption from registration.

“The financing will provide the Company with operating capital and flexibility for future development opportunities and will allow us to gather additional data on our Longstreet and Excalibur projects in an effort to further develop those holdings,” stated Lindsay Gorrill, President of Star Gold Corp.

About Star Gold Corp.

Star Gold Corp. is a gold and base metal exploration company with the purpose of evaluating, developing and acquiring gold projects of merit with a focus on the United States, Canada and Mexico.  At present, Star Gold is focused on the exploration and development of its Excalibur Project and Longstreet Project, in Nevada, USA.  For more information, please visit www.stargoldcorp.com.

Investor Contact

Gross Capital, Inc.

Barry Gross

361-949-4999

stargold@grosscapital.com

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Disclaimer

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Star Gold Corp (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."